UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2024

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements for Certain Officers.

On June 6, 2024, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of VAALCO Energy, Inc. (the “Company”), approved amendments to the Company’s employment agreements (the “Amendments”) with each of George Maxwell, Chief Executive Officer, Ronald Bain, Chief Financial Officer, Thor Pruckl, Chief Operating Officer, and Matthew Powers, Executive Vice President and General Counsel (together, the “Executives”). Each amendment modifies the applicable provision governing equity awards to provide that the applicable Executive is eligible for restricted stock, stock options, or other incentive awards in accordance with normal competitive pay practices as determined by the Compensation Committee in its discretion, and removes references to a percentage of each Executive’s base salary as part of such entitlement.

On that same day, the Committee approved the following awards of restricted stock and options to purchase common stock (the “Options”) pursuant to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, as amended: 141,156 shares of restricted stock and 261,545 Options were awarded to Mr. Maxwell; 51,669 shares of restricted stock and 95,736 Options were awarded to Mr. Bain; 68,676 shares of restricted stock and 127,248 Options were awarded to Mr. Pruckl; and 35,062 shares of restricted stock and 64,966 Options were awarded to Mr. Powers. The shares of restricted stock will vest in three equal installments beginning on June 6, 2025. Each Option has an exercise price of $5.96 per share and contains both a performance component and time component in order to vest. One-third of the awards vest no sooner than June 6, 2025, provided that, after the date of grant, a stock price performance hurdle of 15% above the exercise price has been achieved; another one-third of the awards vest no sooner than June 6, 2026, provided that, after the date of grant, a stock price performance hurdle of 32.25% above the exercise price has been achieved; and the remaining one-third of the awards vest no sooner than June 6, 2027, provided that, after the date of grant, a stock price performance hurdle of 52.5% above the exercise price has been achieved. Each hurdle is measured using a 30-day average stock price. The Options expire June 6, 2034.

Prior to taking these actions, the Compensation Committee commissioned a prominent independent executive compensation consulting firm (the “Consultant”) to analyze the Company’s compensation practices concerning its executives. The Consultant’s report concluded that the Company’s recent historic granting practices, to the Executives, of equity-based awards, were near the bottom of the bottom quartile of industry practice, vis-à-vis the Company’s peers. In granting these awards, the Committee sought to place its granting practices nearer the top of the bottom quartile of its peers.

The foregoing summary of the material terms of the Amendments is qualified in its entirety by reference to the Amendments, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024. The foregoing summaries of the restricted stock and Options awards are qualified in their entirety by the text of the Form of Restricted Stock Award Agreement (Employee) and Form of Nonqualified Stock Option Agreement filed as Exhibits 10.19 and 10.20 to the Company’s Annual Report on Form 10-K filed on March 15, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: June 12, 2024
	By:	/s/ Lynn Willis
	Name:	Lynn Willis
	Title:	Interim Chief Accounting Officer and Controller